Exhibit 99.1

Hercules Capital Appoints Scott Bluestein as Chief Executive Officer and President

Robert P. Badavas elected Chairman of the Board of Directors

Company formally separates the roles of Chairman and CEO to enhance corporate governance

PALO ALTO, Calif., July 18, 2019 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or “the Company”) today announced that its board of directors has appointed Scott Bluestein as Chief Executive Officer and President, effective immediately. Mr. Bluestein, who has held several leadership roles in his nine years with the Company, has served as Hercules’ interim CEO since March 2019 and as Chief Investment Officer since 2014. From 2010 through 2013, Mr. Bluestein served as the Company’s Chief Credit Officer. Mr. Bluestein has also been elected to Hercules’ board of directors.

"The board’s decision reflects our strong belief that Scott is the right person to lead Hercules in its next phase of growth. We are confident Scott and the Hercules Team will continue to create value for all of our shareholders and stakeholders,” said Chairman Robert P. Badavas.  “Scott possesses deep knowledge of our market, our existing debt and equity investment portfolio and he has played a vital role in both defining our underwriting strategies and bringing an ethos of discipline to the investment process, which is critical to our success. His steady leadership as interim CEO these past four months demonstrated his capacity to enhance Hercules’ position as the industry-leading partner of choice to innovative, high-growth venture-backed companies and their sponsors.”

Mr. Bluestein added, “I am excited and honored to accept the appointment of CEO and President and will work to ensure that Hercules remains the leading venture debt and growth capital franchise. With our best-in-class investment team, scale, diversified capital structure and proven credit underwriting and monitoring process, we are well positioned to deliver portfolio and NII growth through the remainder of 2019, subject to market conditions. The strength of our platform today is a testament to the considerable contributions of the entire Hercules team and their work with our portfolio companies and our many VC and sponsor partners. I would like to thank everyone for their tremendous support during our transition.”

Mr. Bluestein has nearly 20 years of financial services, direct investment and credit experience. He was appointed Hercules’ Chief Investment Officer in 2014 and before that was the Company’s Chief Credit Officer for four years. He joined Hercules in 2010. Prior to Hercules, Mr. Bluestein served as Founder and Partner of Century Tree Capital Management, a fund established to make senior secured debt investments with warrants and equity co-investments in small and micro-cap public and private companies.

Mr. Badavas has been an independent director of Hercules for 13 years and lead independent director for the last two years. Mr. Badavas was appointed Chairman of the Board in May 2019.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.9 billion to over 460 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has six outstanding bond issuances of:

Institutional Notes PAR $1000.00

●	4.625% Notes due 2022

Retail Notes (Baby Bonds) PAR $25.00

●	5.25% Notes due 2025 (NYSE: HCXZ)
●	6.25% Notes due 2033 (NYSE: HCXY)

Convertible Notes

●	4.375% Convertible Notes due 2022

Securitization Notes

●	4.605% Asset-backed Notes due 2027
●	4.703% Asset-backed Notes due 2028

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the Securities and Exchange Commission. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com